UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2019

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, Nicholas J. Sarlis, M.D., Ph.D., FACP informed SELLAS Life Sciences Group, Inc. (the “Company”) of his intention, for personal reasons, to resign as Executive Vice President and Chief Medical Officer of the Company, effective the earlier of May 15, 2019 or the appointment of his successor. In connection with Dr. Sarlis’ resignation, the Company and Dr. Sarlis entered into a Transition Agreement effective as of January 7, 2019 (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, until the termination of his employment, Dr. Sarlis will continue to receive his current base salary, will receive his 2018 cash bonus following determination thereof by the Compensation Committee of the Board of Directors (the “Board”) and will continue to participate in the Company’s benefit plans and programs. Dr. Sarlis will also be entitled to a pro rata cash bonus for the period of his employment in 2019 following determination thereof by the Compensation Committee of the Board and will be reimbursed for COBRA coverage under the Company’s health benefits for the period between the termination of his employment and December 31, 2019 or such earlier date that Dr. Sarlis becomes eligible to receive health benefits under another employee benefit plan. Pursuant to the terms of the Transition Agreement, following the termination of his employment until December 31, 2019, Dr. Sarlis will provide consulting services to the Company for not less than 25 hours per week. As compensation for such consulting services, Dr. Sarlis will receive a monthly fee of $23,500.

Dr. Michael Kurman, clinical consultant to the Company, will continue to oversee the Company’s clinical operations and will undertake additional responsibilities in respect to clinical development. Dr. Kurman has spent over thirty-eight years in the oncology drug development field. He is a board-certified medical oncologist and, during his career in the pharmaceutical industry, has held positions of progressive responsibility at Janssen Pharmaceuticals as Director of Oncology, Cytogen Corporation as Senior Director of Research, and U.S. Bioscience as Vice-President for Research. Dr. Kurman also served as Vice-President for Clinical and Scientific Operations for Quintiles’ Oncology Therapeutics Division. Dr. Kurman received his bachelor’s degree summa cum laude in biology from Syracuse University and his M.D. degree from Cornell University Medical College.

The foregoing summary of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which will be filed as an exhibit to a future periodic report to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: January 7, 2019	By:	/s/ Barbara A. Wood
Barbara A. Wood
Executive Vice President, General Counsel